Exhibit 4.1

MAK DON DON INC.

SUBSCRIPTION AGREEMENT

THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN A REGISTRATION STATEMENT FORM 1-A, FILE NUMBER 024-12679, WHICH BECAME QUALIFIED ON NOVEMBER XX, 2025. INVESTOR CERTIFIES THAT HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE INVESTOR HEREIN IS TRUE AND COMPLETE.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED. THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT, IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON, ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE DOLLAR AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

1.1 Subscription.

The Subscriber hereby irrevocably subscribes for the number of shares of the Company’s Common Stock, no par value ($0.00) per share (the “Shares”), set forth on the signature page hereto, at a purchase price of $0.10 per Share (the “Purchase Price”), for a total subscription amount set forth on the signature page (the “Subscription Amount”).

1.2 Acceptance or Rejection.

The Subscriber understands and agrees that the Company, in its sole discretion, may accept or reject this subscription, in whole or in part, at any time prior to a Closing (defined below). The subscription is not deemed accepted until the Company countersigns this Agreement.

1.3 Offering.

This subscription is being offered pursuant to the Company’s qualified Form 1-A Offering Statement under Regulation A Tier 2 (the “Offering Circular”), as qualified through filings made with the U.S. Securities and Exchange Commission (the “SEC”).

2. Payment

2.1 Payment of Subscription Amount.

The Subscriber shall deliver the Subscription Amount by ACH, wire, credit/debit card, or other means made available by the Company or its escrow/processing agent.

2.2 Escrow.

Funds may be held in escrow until a Closing in accordance with the procedures described in the Offering Circular.

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3. Closing

3.1 Closing.

A “Closing” shall occur when the Company accepts the Subscriber’s subscription and issues the Shares. Multiple Closings may occur.

3.2 Delivery of Shares.

Upon each Closing, the Company shall cause the Shares to be issued to the Subscriber in book-entry form on the Company’s stock ledger, or through DTC or the Company’s transfer agent, as applicable.

4. Representations and Warranties of Subscriber

The Subscriber represents and warrants to the Company that:

4.1 Requisite Age.

The Subscriber is at least 18 years of age (or the age of legal majority in his/her jurisdiction) or his or her representative signing below is at least 18 years of age.

4.2 Residence.

The Subscriber is a resident of the state or jurisdiction set forth on the signature page.

4.3 Review of Offering Materials.

The Subscriber has received, read, and understands the Offering Circular, including the Risk Factors contained therein.

4.4 Speculative Investment.

The Subscriber understands that the purchase of securities involves a high degree of risk and may result in the loss of the entire investment.

4.5 Investment Limits (Tier 2 Requirement).

If the Subscriber is not an Accredited Investor (as defined in Rule 501(a)), the Subscriber represents that the purchase does not exceed 10% of the greater of (i) annual income or (ii) net worth, consistent with Rule 251(d)(2)(i)(C).

4.6 No General Solicitation Reliance.

The Subscriber is not relying on any representations other than those contained in the Offering Circular.

4.7 Authority.

If the Subscriber is an entity, it is duly authorized to enter into and perform this Agreement.

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5. Representations of the Company

The Company represents that:

5.1 Organization.

It is a corporation duly organized, validly existing, and in good standing.

5.2 Authorization.

This Agreement has been duly authorized and executed by the Company.

5.3 Valid Issuance.

Upon issuance, the Shares will be validly issued, fully paid, and non-assessable.

6. Restrictions on Transfer

6.1 Restricted Securities.

The Subscriber understands that the Shares are subject to resale restrictions under Rule 251 and Rule 144, and may not be resold unless permitted under applicable securities laws.

6.2 No Public Market Assured.

The Company makes no representation that a public market for the Shares will exist.

7. Miscellaneous

7.1 Governing Law.

This Agreement shall be governed by the laws of the State of Wyoming.

7.2 Amendment.

This Agreement may be amended only by a writing signed by both parties.

7.3 Electronic Signatures.

The parties consent to electronic delivery and electronic signatures.

7.4 Binding Effect.

This Agreement shall be binding upon the parties and their successors and assigns.

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IN WITNESS WHEREOF, this Subscription Agreement is executed as of the ______ day of _________, 2025.

Number of Shares Subscribed For:
Total Purchase Price:	($0.10 per share)
Name of Investor:
Address of Investor:
Electronic Mail Address:
Investor’s SS# or Tax ID# or Passport# (Non-US Investor):
Investor’s Signature:

ACCEPTED BY: MAK DON DON INC.

Signature of Authorized Signatory:	Man Kin LAU, Director and CEO
Name of Authorized Signatory:	ceo@makdondon.com
Email:
Date of Acceptance:

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Randall J. Lanham, Esq. Law Office Wire Instructions

ESCROW

Bank:	JP Morgan Chase Bank

ABA Routing Number:	071000013

SWIFT Code:	CHASUS33

Branch:	22391 Antonio Parkway, Suite j-100 Rancho Santa Margarita, CA 92688

Contact:	Mary Bitar Branch Manager

Telephone:	(949) 365-6872 (949) 635-6882 (fax) (800) 788-7000

Account Name:	Randall J. Lanham, Esq. 28562 Oso Parkway, Unit D Rancho Santa Margarita, CA 92688

Account Number:	5015327226

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